EXHIBIT 5.1
[LETTERHEAD OF FENWICK & WEST LLP]
May 26, 2006
Covad Communications Group, Inc.
110 Rio Robles
San Jose, California 95134
Ladies and Gentlemen:
          We have examined the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) by Covad Communications Group, Inc., a Delaware corporation (the “Company”), on or about May 26, 2006 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed resale, from time to time, by the selling securityholder (the “Selling Stockholder”) specified in the Registration Statement and the prospectus associated therewith (the “Prospectus”), of an aggregate of 44,647,822 shares of the Company’s Common Stock, (i) 6,134,969 of which are presently issued and outstanding, (ii) 21,505,376 shares of which are issuable upon conversion of the 12% Senior Secured Convertible Note due 2011 (the “Note”) and (iii) 17,007,477 shares of which are issuable upon conversion of notes issuable as payment of interest on the Note (the “Additional Notes” and together with the Note, collectively, the “Notes”). The Common Stock may be sold from time to time by the Selling Stockholder as set forth in the Registration Statement, the Prospectus and any supplements to the Prospectus.
          In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:
     (1) the Company’s Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on December 20, 2001, the Company’s Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on July 14, 2000 and the Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on January 27, 1999;
     (2) the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on March 10, 2004;
     (3) the Registration Statement, together with the exhibits incorporated therein by reference;
     (4) the Prospectus prepared in connection with the Registration Statement;
     (5) the minutes of meetings and actions by written consent of the Company’s incorporator(s), stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession;
     (6) a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock and (ii) issued and outstanding options, warrants and rights to purchase capital stock;
     (7) a certificate from the Company’s transfer agent as to the number of outstanding shares of the Company’s capital stock as of May 25, 2006; and
     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company with respect to certain factual matters.
          In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents, where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates representing the Common Stock will have been properly signed by authorized officers of the Company or their agents.
          As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
          We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of California and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws.
          Based upon the foregoing, we are of the opinion that:
               (1) The 6,134,969 shares of Common Stock presently held and to be sold by the Selling Stockholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and
               (2) The 38,512,853 shares of Common Stock to be issued to and sold by the Selling Stockholder, when issued in the manner stated in the Notes and the Registration Statement, will be validly issued, fully paid and nonassessable.
          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST
FENWICK & WEST LLP